Exhibit 99.1

WAYWARD SONS LEGENDS TO BE PRODUCED BY LIN PICTURES
Red Giant Entertainment's Flagship Comic Property in Development With Lin
Pictures

ORLANDO, FL -- Lin Pictures and Red Giant Entertainment Inc (OTCQB: REDG) announced today that they will be co-producing a feature film together based on the wildly successful Red Giant Entertainment comic book property, Wayward Sons:
Legends.

WAYWARD SONS: LEGENDS follows the exploits of two groups of aliens who crash landed over five thousand years ago on planet earth. The resulting war between the two immortal factions would inspire every myth, legend and fairy tale throughout human history.

"The WAYWARD SONS comics present a great framework for an event science-fiction movie that explores ancient mythologies from various cultures around the world," said Producer Dan Lin, head of Lin Pictures. Jon Silk brought the project into Lin Pictures and will oversee it for the company.

"We are thrilled to be working with Lin Pictures," said Red Giant CIPO and Producer, Isen Robbins. "Their track record and talent speaks for themselves, but what impressed us most was their passion for our project." Fellow Red Giant CBDO and Producer, Aimee Schoof added, "Wayward Sons couldn't be in better hands."

In addition, under this agreement, Lin Pictures and Red Giant share rights for co-producing a Television series based on the Wayward Sons universe. This includes an upcoming novel series, currently titled Wayward Souls, that is already in development.

The comic started in 2010 and soon became an internet sensation. Since its launch, it has produced 26 full color issues, four graphic novel collections, and generated over 420 million advertising views worldwide. It has even become the top-selling digital comic for their digital distributor, Keenspot.

ABOUT LIN PICTURES

Lin Pictures is a film and television production company with a first look producing deal at Warner Brothers, founded by Dan Lin. Lin Pictures produces filmmaker-driven event films and television shows for a global audience. Lin Pictures' credits include the upcoming THE LEGO MOVIE, written and directed by Lord and Miller, the writing/directing team behind CLOUDY WITH A CHANCE OF MEATBALLS and 21 JUMP STREET.

ABOUT RED GIANT ENTERTAINMENT INC.

Red Giant Entertainment Inc (OTCQB: REDG) is a Nevada corporation that specializes in Intellectual Property (IP) development for multiple media platforms and transmedia propagation. The cornerstone of this development is based around the more than three dozen online and print graphic novel properties
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in various stages of production as well as the cast of thousands of characters from those series. These properties have a readership that numbers in the millions globally. Some of these properties are actively in development into other media such as movies, video games, television, novels, toys, apparel, applications, etc. through either direct production or licensing agreements.

For further information visit www.RedGiantEntertainment.com

Forward Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words "will," "believes," "plans," "anticipates," "expects," "look forward", "estimates" and similar expressions) should be considered to be forward-looking statements. Further, the safe harbor provisions of said Act may not apply to an issuer that issues penny stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, to include acquisition, production, marketing, distribution, competition with related patent, trademark and license issues involving contractual obligations and concessions. The Company does not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law. The Company files annual, quarterly and current reports, proxy and informational statements and other information with the Securities and Exchange Commission. This press release should be read in conjunction with all of the reports that the Company has previously filed with the Securities and Exchange Commission for financial and other information about it.

Contact Information
Red Giant Entertainment Inc.
877-904-7334
info@redgiantentertainment.com

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